Exhibit 5.2

December 21, 2017

To Each of the Persons Listed

on Schedule A Attached Hereto

Re:	MGP Lessor, LLC MGP
Lessor Holdings, LLC
MGM Growth Properties Operating Partnership LP

Ladies and Gentlemen:

We have acted as special Delaware counsel for MGP Lessor, LLC, a Delaware limited liability company (“Lessor”), MGP Lessor Holdings, LLC, a Delaware limited liability company (“Holdings,” and together with Lessor, the “Subsidiary Guarantors”), and MGM Growth Properties Operating Partnership LP, a Delaware limited partnership (the “Company,” and collectively with the Subsidiary Guarantors, the “Delaware Companies”), in connection with the exchange by the Company and MGP Finance Co-Issuer, Inc. (the “Co-Issuer”) of $350,000,000 in aggregate principal amount of their outstanding 4.500% Senior Notes due 2028 (the “2028 Initial Notes”) and the related guarantees of the 2028 Initial Notes by the Subsidiary Guarantors, which were issued on September 21, 2017 pursuant to the Indenture (as defined below), for a like aggregate amount of the Company’s and the Co-Issuer’s registered 4.500% Senior Notes due 2028 issued in accordance with the Indenture and the Registration Rights Agreement (as defined below) (the “2028 Exchange Notes”) and the related guarantees of the 2028 Exchange Notes by the Subsidiary Guarantors in accordance with the Indenture and the Registration Rights Agreement (the “2028 Exchange Guarantees”) (collectively, the “Exchange”). At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a) The Certificate of Limited Partnership of the Company, dated January 6, 2016, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on January 6, 2016, as corrected by the Certificate of Correction thereto, dated as of January 12, 2016, as filed in the office of the Secretary of State on January 12, 2016;

(b) The Amended and Restated Certificate of Limited Partnership of the Company, dated April 25, 2016, as filed in the office of the Secretary of State on April 25, 2016;

(c) The Agreement of Limited Partnership of the Company, dated as of January 6, 2016, by MGM OP Holdco Inc., as general partner, and MGM Resorts International, as limited partner;

To Each of the Persons Listed

on Schedule A Attached Hereto

December 21, 2017

(d) The Assignment of Limited Partner Interest and First Amendment to Agreement of Limited Partnership of the Company, dated as of January 12, 2016, among MGM OP Holdco Inc., as general partner, MGM Resorts International, as existing limited partner, and MGM OP Holdco Sub, LLC, as successor limited partner;

(e) The Omnibus Transfer, Contribution & Exchange Agreement, dated as of April 25, 2016, among the Company, MGM Resorts International, MGM OP Holdco Inc., MGM OP Holdco Sub, LLC, the MGM Growth Properties OP GP LLC (the “General Partner”), Holdings, MGM Growth Properties LLC (the “MGM Limited Partner”) and the Contributing Parties (as defined therein);

(f) The Amended and Restated Agreement of Limited Partnership of the Company, dated as of April 25, 2016, by the General Partner, as general partner, and the MGM Limited Partner and the other persons listed as limited partners on Exhibit A thereto, as limited partners;

(g) The Second Amended and Restated Agreement of Limited Partnership of the Company, dated as of February 2, 2017 (the “Partnership Agreement”), by the General Partner, as general partner, and the MGM Limited Partner and the other persons listed as limited partners on Exhibit A thereto, as limited partners;

(h) The Certificate of Formation of Lessor (under the name DT Resort Propco, LLC), dated January 6, 2016, as filed in the office of the Secretary of State on January 6, 2016, as amended by the Certificate of Amendment thereto (changing its name to MGP Lessor, LLC), dated March 21, 2016, as filed in the office of the Secretary of State on March 21, 2016;

(i) The Operating Agreement of Lessor, dated as of January 6, 2016, by MGM Grand Detroit, LLC, as member;

(j) The Amended and Restated Operating Agreement of Lessor, dated as of March 21, 2016, by MGM Grand Detroit, LLC, as member, as amended by the First Amendment thereto, effective as of April 5, 2016, by MGM Grand Detroit, LLC, as member;

(k) The Second Amended and Restated Operating Agreement of Lessor, dated as of February 2, 2017 (the “Lessor Agreement”), by Holdings, as sole member, and the Managers (as named and defined therein);

(l) The Certificate of Formation of Holdings (under the name Detroit Propco Holdings, LLC), dated January 6, 2016, as filed in the office of the Secretary of State on January 6, 2016, as amended by the Certificate of Amendment thereto (changing its name to MGP Lessor Holdings, LLC), dated March 21, 2016, as filed in the office of the Secretary of State on March 21, 2016;

(m) The Operating Agreement of Holdings, dated as of January 6, 2016, by MGM Grand Detroit, LLC, as member;

To Each of the Persons Listed

on Schedule A Attached Hereto

December 21, 2017

(n) The Amended and Restated Operating Agreement of Holdings, dated as of March 21, 2016, by MGM Grand Detroit, LLC, as sole member, as amended by the First Amendment thereto, effective as of April 5, 2016, by MGM Grand Detroit, LLC, as sole member;

(o) The Second Amended and Restated Operating Agreement of Holdings, dated as of February 2, 2017 (the “Holdings Agreement,” and together with the Lessor Agreement, each a “Subsidiary LLC Agreement”), by the Company, as sole member, and the Managers (as named and defined therein);

(p) The Amended and Restated Operating Agreement of the General Partner, dated as of January 25, 2016, by MGM Growth Properties LLC, a Delaware limited liability company, as member, as amended by the First Amendment thereto, effective as of April 5, 2016;

(q) The Joint Unanimous Written Consent of Managers of Holdings and Lessor, dated as of August 30, 2017 (the “Subsidiary Guarantor Consent”);

(r) The Written Consent of the Board of Managers of the General Partner of the Company, dated August 30, 2017 (the “Company Consent”);

(s) The Indenture, dated as of September 21, 2017, among the Delaware Companies, MGP Finance Co-Issuer, Inc. and U.S. Bank National Association (the “Indenture”);

(t) The Registration Rights Agreement, dated as of September 21, 2017, among, inter alia, the Delaware Companies, MGP Finance Co-Issuer, Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Registration Rights Agreement”);

(u) The form of 2028 Exchange Note, in the form attached as Exhibit A to the Indenture;

(v) A Certificate of an Officer of the General Partner, dated December 21, 2017, as to certain matters; and

(w) A Certificate of Good Standing for each of the Delaware Companies, each dated December 15, 2017, obtained from the Secretary of State.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (w) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (w) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth

To Each of the Persons Listed

on Schedule A Attached Hereto

December 21, 2017

therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, (iii) all documents submitted to us as copies conform with the originals of those documents, and (iv) the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions expressed herein.

For purposes of this opinion, we have assumed (i) except to the extent provided in paragraphs 1 and 3 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation and the legal capacity of natural persons who are signatories to the documents examined by us, (ii) except to the extent provided in paragraphs 2 and 4 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (iii) except to the extent provided in paragraphs 2 and 4 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (iv) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with the relevant provisions of said document prior to its amendment or restatement from time to time, (v) that the execution, delivery and performance by the Company of the Indenture, the Registration Rights Agreement and the Exchange Notes, and the consummation of the Exchange, (a) will permit the MGM Limited Partner at all times to be classified as, and will not adversely affect the ability of the MGM Limited Partner to qualify as, a REIT (as defined in the Partnership Agreement) for federal income tax purposes, and will not result in the change of any election relating to the tax status of the Company or the MGM Limited Partner, (b) do not subject the MGM Limited Partner to any additional taxes under Section 857 or Section 4981 of the Code (as defined in the Partnership Agreement), (c) do not violate any law or regulation of any governmental body or agency having jurisdiction over the MGM Limited Partner or its securities or the Company or any of its Subsidiaries (as defined in the Partnership Agreement), (d) will not subject a limited partner of the Company to liability as a general partner of the Company in any jurisdiction or any other personal liability except as provided in the Partnership Agreement or under the LP Act (as defined below), or (e) are not in connection with a Stock Offering Funding (as defined in the Partnership Agreement), (vi) that the Company does not have, and has not at any time had, more than 100 partners (including as partners those persons indirectly owning an interest in the Company through a Flow Through Entity (as defined in the Partnership Agreement), but only if substantially all of the value of such person’s interest in the Flow Through Entity is attributable to the Flow Through Entity’s interest (direct or indirect) in the Company), (vii) that none of the Delaware Companies has dissolved, and (viii) that the Partnership Agreement, each Subsidiary LLC Agreement, the Company Consent and the Subsidiary Guarantor Consent are in full force and effect, have not been amended or revoked, and no amendment or revocation of such documents is pending or has been proposed. We have not participated in the preparation of any offering material relating to any of the Delaware Companies and assume no responsibility for the contents of any such material.

To Each of the Persons Listed

on Schedule A Attached Hereto

December 21, 2017

This opinion is limited to the laws of the State of Delaware (excluding the securities and blue sky laws, tax laws, insurance laws and antitrust laws of the State of Delaware and laws of the State of Delaware applicable to the particular nature of the assets or activities of the Delaware Companies, and rules, regulations, orders, and decisions relating thereto), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws (including federal bankruptcy law) and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect. In rendering the opinions set forth herein, we express no opinion concerning (i) the creation, attachment, perfection or priority of any security interest, lien or other encumbrance, or (ii) the nature or validity of title to any property.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Company has been duly formed and is validly existing in good standing as a limited partnership under the laws of the State of Delaware.

2. Under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101, et seq.) (the “LP Act”), the Partnership Agreement and the Company Consent, the Company has the requisite limited partnership power and authority to execute and deliver the Indenture and the Exchange Notes, and to perform its obligations thereunder. Under the LP Act, the Partnership Agreement and the Company Consent, the execution and delivery by the Company of the Indenture and the Exchange Notes, and the performance by the Company of its obligations thereunder, have been duly authorized by the requisite limited partnership action on the part of the Company.

3. Each Subsidiary Guarantor has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

4. Under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the “LLC Act”), the applicable Subsidiary LLC Agreement and the Subsidiary Guarantor Consent, each Subsidiary Guarantor has the requisite limited liability company power and authority to execute and deliver the Indenture, and to perform its obligations thereunder (including with respect to the Exchange Guarantees). Under the LLC Act, the applicable Subsidiary LLC Agreement and the Subsidiary Guarantor Consent, the execution and delivery by each Subsidiary Guarantor of the Indenture, and the performance by such Subsidiary Guarantor of its obligations thereunder (including with respect to the Exchange Guarantees), have been duly authorized by the requisite limited liability company action on the part of such Subsidiary Guarantor.

In rendering the opinions expressed above, we express no opinion with respect to (i) provisions of any document reviewed by us that apply to an individual or entity that is not a party to such document, or (ii) any condition, limitation, prohibition or restriction on (A) the

To Each of the Persons Listed

on Schedule A Attached Hereto

December 21, 2017

ability or right of the Company to make distributions or payments to the extent any such distributions or payments are required to be made pursuant to the terms of the Partnership Agreement, or (B) Redemptions (as defined in the Partnership Agreement).

We understand that you will rely as to matters of Delaware law upon this opinion in connection with the matters set forth herein. In connection with the foregoing, we hereby consent to your relying as to matters of Delaware law upon this opinion, subject to the understanding that the opinions rendered herein are given on the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules and regulations currently in effect. There are no implied opinions in this opinion letter, and we undertake no obligation to advise anyone of any changes in the foregoing subsequent to the delivery of this opinion letter. We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement on Form S-4 (the “Registration Statement”) with respect to the offering of the Exchange Notes, filed with the Securities and Exchange Commission on December 21, 2017, and to the reference to us under the heading “Legal Matters” in the Prospectus contained in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

JJN/MCC

Schedule A

MGM Growth Properties, LLC

6385 S. Rainbow Blvd., Suite 500

Las Vegas, Nevada 89118